Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 30, 2020 relating to the consolidated financial statements of Tantech Holdings, Ltd. included in its annual report (Form 20-F) for the year ended December 31, 2019. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Prager Metis CPAs, LLC

Hackensack, New Jersey

August 20, 2020